Exhibit 99.1

Roundtable Files 8-K: Projects $90-$100 Million in 2027 Revenue and Annualized Adjusted EBITDA-Positive Operations

Company expects to achieve annualized Adjusted EBITDA-positive operations during 2027.

SEATTLE, Sept. 22, 2026 (GLOBE NEWSWIRE) -- Roundtable (Nasdaq: RTB), an AI/DeFi-powered Enterprise Media Operating System, announces its 2027 operating forecast in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

The Company forecasts $102 million in 2027 revenue and an Adjusted EBITDA-positive operations, based on current business and pipeline, and pro forma for the recently announced Paradium.AI partnership. Because the Company’s operating costs are largely fixed, significant operating leverage results as revenue scales past profitability.

2027 operating forecast (in $ millions)

	Q1 2027	FY 2027
Enterprise Media Customers	64	104
Monthly unique users (millions)	83.4	99.8
Revenue (million)	$19.8	$102.1
Cost of Sales	$11.8	$60.1
Gross profit	$8.0	$42.0
Gross margin	40%	41%
Operating expenses	$7.0	$28.8
Adjusted EBITDA*	$0.9	$13.2

*	Adjusted EBITDA is a non-GAAP financial measure intended to reflect steady-state operations and excludes certain non-cash, transaction, transition and one-time costs, including PAAI transaction and integration expenses, reimbursed severance and staff wind-down costs, stock-based compensation, licensing and vendor transition costs, depreciation and amortization, interest, capital expenditures and professional fees. A reconciliation to net income (loss), the most directly comparable GAAP measure, is not available without unreasonable effort due to the variability, complexity and limited visibility of these items, including the accounting treatment of the Paradium.AI transaction, which could materially affect GAAP results. The forecast requires successful closure of PAAI transaction, which requires financing. See the accompanying press release for the full non-GAAP disclosure.

The PAAI partnership brings sufficient scale and market-based pricing to RTB’s market leading capabilities - which benefit all RTB customers. Our business model eliminates customers’ SaaS operational costs, and grows traffic and engagement, enabling media customers to focus their resources on creating content and engaging audiences.

Roundtable provides a unified DeFi/AI platform to media companies, which typically rely on fragmented third-party systems. RTB’s platform integrates publishing, syndication, monetization, real-time payments, security, and AI protection against fraudulent traffic and other threats.

Background

After launching its platform in June 2026 at The Cannes Lions International Festival of Creativity, Roundtable began to onboard enterprise media customers in the third quarter of 2026. 2027 will be the first full year of at-scale platform operations, and settled in partnership with Coinbase.

2027 Strategy

Roundtable is initially focusing on onboarding customers in the sports, finance, technology and news sectors, the initial verticals of what the Company believes will be a 20-vertical premium information marketplace. Developing business into verticals provides scale for verticalized marketers and thus higher yield per inventory unit.

About Roundtable (RTB Digital, Inc.)

Roundtable (NASDAQ: RTB) is an AI/DeFi-powered Enterprise Media Operating System, integrating distribution, publishing, monetization, community, syndication and DeFi payment operations, powering professional and major media brands. The Web3 platform was developed over years by digital pioneers and co-founders, Eyal Hertzog and James Heckman.

For more information, visit rtb.io.

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “forecast,” “estimate,” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such forward-looking statements include statements regarding the accretive transactions undertaken in 2026 and future operations and revenues of the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, such as the Company being able to maintain its listing on Nasdaq for the common stock, having sufficient capital for its acquisitions, operations and business integration and expansion, and developing its business and capturing users for its services. Annualized and longer period revenue and business estimates are subject to the effect of macroeconomic events, industry changes, competitive forces, client development and retention, capital availability, and many other operational factors; therefore, any financial forecasts offered by the Company must take into account the fact that the underlying assumptions may not bear out or may significantly change over time and projected results may substantively increase or decrease. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact: ir@roundtable.io

Public Relations Contact: pr@roundtable.io